Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Report”) of Oragenics, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Kimberly Murphy, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Kimberly Murphy
Name: Kimberly Murphy
President and Principal Executive Officer

Date: May 12, 2023